Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JANUARY, [*], 2017 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, BY EMAIL AT [    ]@[    ].COM, BY TELEPHONE AT (855) 793-5068 OR BY MAIL AT BROADRIDGE, INC., 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717.

Second Sight Medical Products, Inc.

Incorporated under the laws of the State of California

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Units of Second Sight Medical Products, Inc.

each Unit consisting of one share of Common Stock and one warrant representing the right to purchase one share of Common Stock

Subscription Price: to be determined as set forth below

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK TIME, ON [ ] __, 2017, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to invest $0.47 for every share of Common Stock, no par value, of Second Sight Medical Products, Inc., a California corporation, that the holder owns on the record date, at a subscription price (the “Subscription Price”) of (i) $2.00 per Unit or (ii) the closing price of our shares as reported by Nasdaq on [    ], 2017, (the "Expiration Date"), whichever is less, per whole Unit (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate. Each Unit consists of one share of common stock, no par value (“Common Stock”), and one warrant representing the right to purchase one share of common stock at the Subscription Price. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Over-Subscription Units”), any Rights holder that exercises its Basic Subscription Right in full may purchase a number of Excess Units pursuant to the terms and conditions of the Rights Offering (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions for Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

The undersigned acknowledges that the number of Units that the undersigned may obtain by subscribing for units in this offering cannot be determined on the date subscription of rights are exercised hereby, but that the undersigned will obtain the number of units equal to the result of dividing the accepted dollar amount of investment by the Subscription Price on the Expiration Date.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of the duly authorized officers of Second Sight Medical Products, Inc.

Dated:

President	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By mail:*	By hand or overnight courier:

Broadridge Inc.	Broadridge Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0693	Edgewood, NY 11717
(855) 793-5068 (toll free)	(855) 793-5068 (toll free)

*If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To invest and purchase Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase Units pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds Units that you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to under the Basic Subscription Right or Over-Subscription Right, as applicable.

If you wish for the Common Stock and Warrants underlying your subscription rights, or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply to	invest ($0.47x shares owned)	=	$	TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT				FORM 4-SIGNATURE GUARANTEE

If you have exercised your Basic Subscription Right in full and wish to purchase additional Units pursuant to your Over-Subscription Right:				This form must be completed if you have completed any portion of Form 2.

I apply for	Over-Subscription of:		$_________	Signature
Guaranteed:
(Name of Bank or Firm)

(c) Total Amount of Payment Enclosed = $________

METHOD OF PAYMENT (CHECK ONE)				By:
(Signature of Officer)
☐	Check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”

IMPORTANT: The subscriber’s signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering to [Bank], for credit to for Broadridge Corporate Issuer Solutions, Inc., Second Sight Medical Products, Inc., ABA No. [ ], further credit to Account Number [ ], with reference to the rights holder's name.

FOR INSTRUCTIONS ON THE USE OF SECOND SIGHT MEDICAL PRODUCTS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, BY EMAIL AT [   ]@[   ].COM, BY TELEPHONE AT (   ) -  OR BY MAIL AT BROADRIDGE, INC., (855) 793-5068 OR BY MAIL AT BROADRIDGE, INC., 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717.